EXHIBIT 99.1

Press Release

AAIPHARMA INC. SETS DATE FOR FOURTH QUARTER AND YEAR-END 2001 EARNINGS ANNOUNCEMENT

— 2002 earnings guidance to be updated during fourth quarter earnings call —

Wilmington, NC, January 10, 2002 – aaiPharma Inc. (Nasdaq: AAII), a specialty pharmaceutical company focused on the development, enhancement, and commercialization of branded pharmaceutical products, announced today that it expects revenues and earnings in the fourth quarter to exceed analysts’ consensus estimates. A greater than 50% increase in revenues for the quarter is expected, and is consistent with the upward earnings guidance given by the Company on November 1, 2001. The Company noted that these results were driven by solid performance across its businesses, and the successful growth of NeoSan Pharmaceuticals’ branded product line. The Company will provide additional guidance for 2002 when it reports fourth quarter and full-year results on January 31, 2002.

Frederick D. Sancilio, Ph.D., Chairman and Chief Executive Officer of aaiPharma, commented, “For 2001, we expect our revenues to exceed $136 million, which is greater than a 30% increase over our revenues for 2000. We have been able to achieve this growth through the solid execution of our strategy to earn royalties from our strong technology base while aggressively increasing our branded specialty pharmaceutical product sales. As we acquire new product lines, we will continue to apply our technologies to our branded products in order to expand and protect market share. Our prospects for 2002 remain excellent, with increased product sales from M.V.I.® and Aquasol®, the roll-out of Brethine®, and strong customer relationships which may lead to further product acquisition opportunities.”

The Company will release fourth quarter 2001 results before the open of the market on Thursday, January 31, 2002. Dr. Frederick D. Sancilio, Chairman and Chief Executive Officer, and William L. Ginna, Executive Vice President and Chief Financial Officer, will host a conference call which will be broadcast live over the Internet on Thursday, January 31, 2002 at 8:30 a.m. Eastern Standard Time. The broadcast will be hosted on the Company’s web site located at www.aaipharma.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

About aaiPharma aaiPharma is a specialty pharmaceutical company and experienced leader in pharmaceutical research and development uniquely positioned to leverage its long-term business relationships and partnerships with major pharmaceutical companies into new product opportunities. Through the Company’s NeoSan Pharmaceuticals business unit, aaiPharma acquires, enhances, and markets branded drug products using proprietary drug delivery technologies and product life cycle management expertise. Focusing on targeted therapeutic areas, the Company applies innovative technologies to increase the commercial potential of products with a proven efficacy and safety profile. For more information on aaiPharma please visit .

Forward-Looking Statements Information in this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including the statements pertaining to earnings, revenues and revenue growth, company performance, royalties, and future product acquisitions. These statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining to aaiPharma’s or its individual business units’ ability to successfully find, acquire, develop, improve, enhance the safety or efficacy of, increase revenues and earnings, and sell, on a commercially profitable basis, pharmaceutical products without adversely affecting its fee-for-service client relationships or business opportunities. Additional factors that may cause the actual results to differ materially are discussed in aaiPharma’s recent filings with the Securities and Exchange Commission, including, but not limited to, its registration statement, as amended, its Annual Report on Form 10-K filed with the SEC on April 2, 2001, its Quarterly Reports on Form 10-Q filed with the SEC on November 13, 2001, including the exhibits thereof, its Form 8-Ks and its other periodic filings.

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